Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.		For Immediate Release

Contact:	Jeffrey T. O’Keefe	Ethan Lyle
	Vice President of Investor Relations	Teneo Strategy
	732-747-7800	212-886-9376

K. HOVNANIAN ENTERPRISES, INC. COMMENCES EXCHANGE OFFER AND CONSENT SOLICITATION

MATAWAN, NJ, April 6, 2018 – Hovnanian Enterprises, Inc. (NYSE: HOV) (the “Company”) announced today that its wholly-owned subsidiary, K. Hovnanian Enterprises, Inc. (the “Issuer”), has commenced a private offer to eligible holders to exchange (the “Exchange Offer”) any and all of the Issuer’s $440,000,000 outstanding 10.000% Senior Secured Notes due 2022 (the “Existing 2022 Notes”) and $400,000,000 outstanding 10.500% Senior Secured Notes due 2024 (together with the Existing 2022 Notes, the “Existing Notes”) for the Issuer’s newly issued 3.0% Senior Notes due 2047 (the “New Notes”) on the terms and subject to the conditions set forth in a Confidential Offering Memorandum, dated April 6, 2018 (as it may be amended or supplemented from time to time, the “Offering Memorandum”), and in the related Letter of Transmittal and Consent (as it may be amended or supplemented from time to time, and, collectively with the Offering Memorandum, the “Exchange Offer Documents”).

The Exchange Offer will expire at 11:59 p.m., New York City time, on May 3, 2018, unless extended or earlier terminated (such time and date, as the same may be extended, the “Expiration Time”). In order to receive the Exchange Consideration (as defined below) on the Early Settlement Date (as defined below), eligible holders must validly tender their Existing Notes prior to 5:00 p.m., New York City time, on April 19, 2018, unless extended (such time and date, as the same may be extended, the “Early Tender Deadline”). Eligible holders who validly tender their Existing Notes after the Early Tender Deadline but on or prior to the Expiration Time will receive the Exchange Consideration on the Final Settlement Date (as defined below). Existing Notes tendered may be withdrawn at any time prior to 5:00 p.m., New York City time, on April 19, 2018, unless extended (as the same may be extended, the “Withdrawal Deadline”), but not thereafter, unless required by applicable law.

In exchange for each $1,000 principal amount of Existing Notes and integral multiples thereof validly tendered by eligible holders (and not validly withdrawn prior to the Withdrawal Deadline) prior to the Early Tender Deadline or the Expiration Time, as applicable, and accepted by us, participating holders of Existing Notes will receive $1,250 principal amount of New Notes plus accrued and unpaid interest, if any, to, but excluding, the applicable settlement date on such Existing Notes (the “Exchange Consideration”) on the Early Settlement Date or Final Settlement Date, as applicable. If New Notes are issued in exchange for the Existing Notes on the Early Settlement Date, holders who receive New Notes in exchange for Existing Notes on the Final Settlement Date will receive New Notes that will have an embedded entitlement to interest (“pre-issuance interest”) for the period from and including the Early Settlement Date to, but excluding, the Final Settlement Date. As a result, the cash payable for accrued and unpaid interest on the Existing Notes exchanged on the Final Settlement Date will be reduced by the amount of the pre-issuance interest on the New Notes exchanged therefor. The aggregate Exchange Consideration issued in respect of each participating holder for all Existing Notes validly tendered (and not validly withdrawn prior to the Withdrawal Deadline) and accepted by us will be rounded down, if necessary, to $2,000 or the nearest whole multiple of $1,000 in excess thereof. This rounded amount will be the principal amount of New Notes you will receive as part of your Exchange Consideration, and no additional cash will be paid in lieu of any principal amount of New Notes not received as a result of such rounding down. Any such adjustment will apply to all Existing Notes tendered and accepted in the Exchange Offer.

The Issuer’s obligation to accept for exchange any Existing Notes validly tendered and not validly withdrawn before the Withdrawal Deadline pursuant to the Exchange Offer is conditioned upon the satisfaction or, if applicable, waiver of certain conditions, which are more fully described in the Offering Memorandum, including, among others, at least $150.0 million in aggregate principal amount of the Existing Notes having been validly tendered (and not validly withdrawn prior to the Withdrawal Deadline) by holders thereof prior to the Early Tender Deadline, and certain other conditions.

Assuming that the conditions to the Exchange Offer are satisfied or waived, the Issuer intends for the “Early Settlement Date” to occur promptly after the Early Tender Deadline. It is anticipated that the Early Settlement Date will be the second business day after the Early Tender Deadline. The Issuer reserves the right, in its sole discretion, to designate the Early Settlement Date at any date following the Early Tender Deadline. Assuming that the conditions to the Exchange Offer are satisfied or waived, the “Final Settlement Date” will be promptly after the Expiration Time and is expected to be the business day after the Expiration Time.

In conjunction with the Exchange Offer, the Issuer is soliciting consents (the “Existing 2022 Notes Consent Solicitation”) from the holders of the Existing 2022 Notes to amend (the “Proposed Amendment”) the indenture (the “Indenture”) governing the Existing 2022 Notes. The Existing 2022 Notes Consent Solicitation is being made in accordance with the terms and subject to the conditions stated in the Offering Memorandum. Holders of Existing 2022 Notes may not consent to the Proposed Amendment without tendering their Existing 2022 Notes in the Exchange Offer and holders of Existing 2022 Notes may not tender their Existing 2022 Notes in the Exchange Offer without consenting to the Proposed Amendment. The consummation of the Existing 2022 Notes Consent Solicitation is subject, among other things, to the receipt of the consent of the holders of at least a majority in aggregate principal amount of the outstanding Existing 2022 Notes. The Existing 2022 Notes Consent Solicitation will expire with the Exchange Offer at the Expiration Time.

The purpose of the Existing 2022 Notes Consent Solicitation is to obtain from holders of the Existing 2022 Notes approval of the Proposed Amendment to eliminate the restrictions on the Issuer’s ability to purchase, repurchase, redeem, acquire or retire for value the Issuer’s 8.000% Senior Notes due 2019 and refinancing or replacement indebtedness in respect thereof and refinancing or replacement indebtedness in respect of the Issuer’s previously outstanding 7.000% Senior Notes due 2019, including the Issuer’s 5.0% Senior Notes due 2040, 13.5% Senior Notes due 2026 and unsecured term loan facility.

Documents relating to the Exchange Offer and Existing 2022 Notes Consent Solicitation will only be distributed to holders of Existing Notes who complete a letter of eligibility confirming that they are within the category of holders that are eligible to participate in this private offer. To access the letter of eligibility, click on the following link: http://gbsc-usa.com/eligibility/khov.

The obligations under the New Notes will be fully and unconditionally guaranteed by the Company, and substantially all of its subsidiaries, other than the issuer of the New Notes, the Company’s home mortgage subsidiaries, certain of its title insurance subsidiaries, joint ventures, subsidiaries holding interests in joint ventures and its foreign subsidiary.

The New Notes will bear interest at the rate of 3.0% per year, accruing from the date of initial issuance. Interest on the New Notes will be payable on April 15 and October 15 of each year, beginning on October 15, 2018. The New Notes will mature on April 15, 2047. We may redeem some or all of the New Notes on or after the times, and at the redemption prices, specified in the Offering Memorandum.

Global Bondholder Services Corporation is serving as the exchange agent, tabulation agent and information agent for the Exchange Offer and Existing 2022 Notes Consent Solicitation. Any question regarding procedures for tendering Existing Notes and delivering consents in the Existing 2022 Notes Consent Solicitation and requests for copies of the Exchange Offer Documents may be directed to Global Bondholder Services by phone at 866-470-4300 (toll free) or 212-430-3774.

This press release is neither an offer to purchase or sell nor a solicitation of an offer to sell or buy the Existing Notes, the New Notes or any other securities of the Issuer or the Company. This press release also is not a solicitation of consents to the Proposed Amendment to the indenture governing the Existing 2022 Notes. The Exchange Offer and Existing 2022 Notes Consent Solicitation are being made solely on the terms and subject to the conditions set forth in the Exchange Offer Documents and the information in this press release is qualified by reference to such Exchange Offer Documents.

The Exchange Offer is being made within the United States only to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. investors. The New Notes have not been and will not be registered under the Securities Act or any state securities laws. The New Notes may not be offered or sold within the United States or to U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

About Hovnanian Enterprises

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes, Brighton Homes® and Parkwood Builders. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active lifestyle communities.

Forward-Looking Statements

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements.” Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) the Company's sources of liquidity; (5) changes in credit ratings; (6) changes in market conditions and seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots; (8) shortages in, and price fluctuations of, raw materials and labor; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) operations through joint ventures with third parties; (13) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (14) product liability litigation, warranty claims and claims made by mortgage investors; (15) levels of competition; (16) availability and terms of financing to the Company; (17) successful identification and integration of acquisitions; (18) significant influence of the Company’s controlling stockholders; (19) availability of net operating loss carryforwards; (20) utility shortages and outages or rate fluctuations; (21) geopolitical risks, terrorist acts and other acts of war; (22) increases in cancellations of agreements of sale; (23) loss of key management personnel or failure to attract qualified personnel; (24) information technology failures and data security breaches; (25) legal claims brought against us and not resolved in our favor; and (26) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017 and in the Offering Memorandum. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.